UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 25, 2007
Ixia
(Exact name of registrant as specified in its charter)

California	000-31523	95-4635982

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26601 W. Agoura Road, Calabasas, California	91302

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 818.871.1800

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.02 Results of Operations and Financial Condition	1

Item 5.02 Departure of Directors or Certain Officers; Election	1
of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 9.01 Financial Statements and Exhibits	3

Exhibit 99.1

i

Item 2.02	Results of Operations and Financial Condition
     On July 26, 2007, Ixia issued a press release announcing its financial results for the fiscal quarter ended June 30, 2007. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     The information in this Item 2.02 and in Exhibit 99.1 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (e)
     2007 Executive Officer Bonus Plan
     On July 25, 2007, the Compensation Committee of the Board of Directors of Ixia (the “Company”) approved the Ixia 2007 Executive Officer Bonus Plan (the “Bonus Plan”) under which the executive officers of the Company, other than David Anderson, Senior Vice President, Worldwide Sales and Business Development Operations, are eligible to receive annual cash bonuses for 2007. Mr. Anderson is eligible to receive sales commissions in lieu of participation in the Bonus Plan.
     Under the terms of the Bonus Plan, each executive officer of the Company named as an eligible officer therein (or designated by the Compensation Committee of the Board (the “Compensation Committee”) as an eligible officer prior to October 1, 2007) is eligible to receive cash bonuses for 2007 based on specified percentages of his or her annual base salary. Specifically, each eligible officer is entitled to receive the following bonuses:
(1)	Annual Bonus. A bonus based on the Company’s financial performance as measured by the degree to which the Company achieves two pre-set, Compensation Committee approved, financial targets for 2007 (i.e., a revenue target and an operating income target). The maximum amount of the annual bonus payable to an executive officer ranges from approximately 54% to 109%, depending on the officer’s title, of his or her annual base salary.

(2)	Discretionary Bonus. A bonus based on the degree to which the officer achieves individual business or strategic objectives which have been approved for such officer. The maximum amount of the discretionary bonus payable to an executive officer ranges from 12.5% to 25%, depending on the officer’s title, of his or her annual base salary.
     The Compensation Committee established and approved the 2007 consolidated revenue and operating income from continuing operations before bonus targets for purposes of determining the amount of annual bonuses payable to executive officers. The specific amounts of the annual bonuses and the discretionary bonuses will be computed in accordance with the formulas set forth in the Bonus Plan. Earned annual bonuses will be paid in one lump sum within 30 days following the date on which the Company’s consolidated financial results for 2007 are publicly announced. Discretionary bonuses will be paid in one lump sum within 30 days of the Compensation Committee’s determination of the percentage degree to which an executive officer has achieved his/her objectives.
     Eligible officers are entitled to receive annual or discretionary bonuses under the Bonus Plan only if they are employed by the Company or one of its subsidiaries as an eligible officer on the date on which the bonuses are paid, unless the requirement is waived. If an executive officer commences his or her employment as an eligible officer prior to October 1, 2007, then any bonuses payable for 2007 will be subject to pro rata adjustment in accordance with the provisions of the Bonus Plan. If an executive officer commences his or her employment as an eligible officer during the fourth calendar quarter of 2007, then the officer will not be eligible to receive any bonuses for 2007.
     The maximum aggregate amounts of the annual and discretionary bonuses payable under the 2007 Bonus Plan to the current executive officers of the Company (collectively, the “Named Executive Officers”) who are listed in the Summary Compensation Table included in the Proxy Statement relating to the Company’s 2007 Annual Meeting of Shareholders (as filed with the Securities and Exchange Commission on April 27, 2007) and who are eligible officers for purposes of the Bonus Plan are set forth below:

		Maximum Aggregate
		Annual and
		Discretionary
Named Executive Officer	Title	Bonuses for 2007*
Errol Ginsberg	President, Chief Executive Officer and Director	$501,563
Thomas B. Miller	Chief Financial Officer	167,188
Robert W. Bass	Executive Vice President, Operations	167,188
Victor Alston	Senior Vice President, Engineering	167,188

*	This amount is based on the Named Executive Officer’s current annual base salary and is subject to change if the Named Executive Officer’s annual base salary is adjusted prior to January 1, 2008. The amount payable as an annual bonus or a discretionary bonus will be calculated in part as a percentage of such officer’s annual base salary in effect at December 31, 2007.
     In addition to the bonuses payable under the Bonus Plan, additional bonuses may also be paid by the Company, but only upon the express approval of the independent members of the Board of Directors.
     The foregoing description of the 2007 Bonus Plan is qualified in its entirety by reference to the copy of the 2007 Bonus Plan which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
          The following Exhibit 10.1 is filed, and the following Exhibit 99.1 is furnished, as a part of this Current Report on Form 8-K:

Exhibit No.	Description
10.1	2007 Executive Officer Bonus Plan

99.1	Press Release dated July 26, 2007 of the Company

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ixia
Dated: July 26, 2007	By:	/s/ Errol Ginsberg
Errol Ginsberg
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	2007 Executive Officer Bonus Plan

99.1	Press Release dated July 26, 2007 of the Company